UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2005

ADSTAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15363	22-3666899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 325
Marina del Rey, California 90292

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (310) 577-8255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

and

Item 8.01. Other Matters.

     On May 16, 2005, Mr. John C. Rudy, CPA, was appointed to the board of directors (the “Board”) and the Audit Committee of AdStar, Inc. (“AdStar”) to fill the vacancy on the Board and Committee created by the earlier resignation of Arthur Salzfass. Mr. Rudy qualifies as an “independent” director as that term is used in Item 7 (d) (3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 and under Nasdaq’s Marketplace Rules.

     Mr. Rudy, age 62, has been the founder and Chief Executive Officer of Beacon Consulting Associates, accounting and business consultants providing, financial, marketing and business strategy advice and services to middle market businesses, since 1986. Mr. Rudy has almost 20 years experience with public accounting firms, most recently as a director with Coopers & Lybrand in charge of their turn-around services practice in the New York Metropolitan area. He has also served as chief financial officer for a chain of women’s ready-to-wear stores and a public group of automotive retailers.

     The appointment of Mr. Rudy is the concluding step under AdStar’s plan to regain compliance with the independent director and audit committee requirements for continued inclusion on Nasdaq under Nasdaq Marketplace Rules 4350-1(c) and 4350-1(d)(2) and another step forward under its plan to meet the majority of independent director requirement under Nasdaq Marketplace Rule 4350(c)(1).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

AdStar, Inc.
Dated: May 16, 2005	By:	/s/ Leslie Bernhard
Leslie Bernhard, Chief Executive Officer

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